NATIONWIDE LIFE INSURANCE COMPANY
P.O. BOX 182008  COLUMBUS, OH 43218-2008
1-800-848-6331

[THE BEST OF AMERICA(R) ELITE VENUE ANNUITYSM]
INDIVIDUAL FLEXIBLE PURCHASE PAYMENT FIXED & VARIABLE DEFERRED ANNUITY MINIMUM INITIAL PURCHASE PAYMENT OF $10,000

-------------------------- -----------------------------------------------------
CONTRACT TYPE                  Must specify by checking a box.

NON-QUALIFIED
IRA
Roth IRA

SIMPLE IRA*
SEP IRA*
ORP 403(b)*

401(k)*
401(a)* (Investment Only)
403(b) TSA (Non-ERISA only)*

CRT (Charitable Remainder Trust)

*These contract types require the completion of additional forms.

------------------------------ -------------------------------------------------
PURCHASE PAYMENT
AMOUNT: $
$10,000 initial minimum A copy of this application properly signed by the registered representative will constitute receipt of the dollar amount specified. If this application is declined by Nationwide Life Insurance Company, there will be no liability on the part of Nationwide, and any payments submitted with this application will be refunded.

PAYMENT SUBMITTED VIA: Check     Wire     1035(a) Exchange    Transfer/Rollover
APPLY   FOR TAX YEAR:
--------  ----------

-------------------------------------- -----------------------------------------
PARTIES TO THE CONTRACT
CONTRACT OWNER

Last Name                                      First Name:
        --------------------------                   ---------------------------
 MI:
     ---------
Address:
              ------------------------------------------------------------------
Date of Birth:               Sex  M   F     Soc. Sec. No. or Tax ID:
               -----------                                    ------------------
Employer/Trust:
                --------------------------------------------

--------------------------------------------------------------------------------
JOINT OWNER* or CONTINGENT OWNER (Must specify by checking a box). Joint/Contingent Owners only available under a Non-Qualified Contract.

Last Name:                                 First Name:
         ----------                             ---------------------
 MI:
     ---------
Address:
              ------------------------------------------------------------------
Date of Birth:                 Sex  M   F     Soc. Sec. No. or Tax ID:
           --------------                              -------------------------
*Joint Owners limited to spouses except in HI, OR and VT.

--------------------------------------------------------------------------------
ANNUITANT (Age 85 or younger.)

Last Name:                                    First Name:
       ---------------------------------              ------------------------
 MI:
     ---------
Address:
              ------------------------------------------------------------------
Date of Birth:                  Sex  M   F     Soc. Sec. No. or Tax ID:
               --------------                            -----------------------
--------------------------------------------------------------------------------
CO-ANNUITANT (Available only with Spousal Protection Option. Spouse only/age 85 or younger, not available with CRTs), or CONTINGENT ANNUITANT (Age 85 or younger).

Last Name:                                      First Name:
     ------------------------                         --------------------------
 MI:
     ---------

Address:
              ------------------------------------------------------------------

Date of Birth:            Sex  M   F    Soc. Sec. No. or Tax ID:
       ---------------------                              ----------------------

--------------------------------------------------------------------------------
BENEFICIARIES (Whole Percentage Only: Allocation to all Primary must equal 100%; Allocation to all Contingents must also equal 100%.)
--------------------------------------------------------------------------------


                                                                                Relationship
Primary  Contingent       Print Full Name (Last, First, MI)       Allocation    to Annuitant       Soc. Sec. No.     Date of Birth
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------


-------------------------------------- -----------------------------------------
DEATH BENEFIT OPTION------ ONLY ONE OPTION MAY BE ELECTED (Enhanced
Death Benefit options increase the Variable Account  charge
on your Contract.)
--------------------------------------------------------------------------------

Standard Death Benefit         One-Month Enhanced Death Benefit*

Combination Enhanced Death Benefit** (Greater of One-Year/5%)

*Annuitant/Co-Annuitant age 85 or younger.
**Annuitant/Co-Annuitant age 80 or younger. NOT AVAILABLE IN WA.
If no box is checked, the death benefit will be the Standard Death Benefit.
--------------------------------------- ----------------------------------------
SPOUSAL PROTECTION    Spouses Only. Annuitant/Co-Annuitant age 85 or younger.
I elect this option (Election of this option increases the Variable Account charge on your Contract).
--------------------------------------- ----------------------------------------
BENEFICIARY PROTECTOR II Annuitant/Co-Annuitant age 75 or younger. NOT AVAILABLE IN ND OR WA.
I elect this option (Election of this option increases the Variable Account charge on your Contract).
--------------------------------------- ----------------------------------------
CAPITAL PRESERVATION PLUS (Election of this option increases the charges on your Contract). NOT AVAILABLE IN MD AND WA.
I elect the Capital Preservation Plus Option (ELECTION OF THIS OPTION REQUIRES THE COMPLETION OF THE CAPITAL PRESERVATION PLUS SUPPLEMENTAL APPLICATION).

FOR ALL OF THE ABOVE OPTIONS, PLEASE CONSULT THE PROSPECTUS, CONTRACT AND/OR APPLICABLE OPTION FOR DETAILS, INCLUDING ADDITIONAL CHARGES.
----------------- --------------------------------------------------------------
REMARKS


APO-5415  PRODUCT OF NATIONWIDE LIFE INSURANCE CO. WH-STANDARD CEVLN/Q (05/2003)

PURCHASE PAYMENT ALLOCATION (Whole Percentages Only: MustEqual 100%).
 ---------------------------------------------- --------------------------------

 THE UNDERLYING INVESTMENT OPTIONS LISTED ON THIS APPLICATION ARE ONLY AVAILABLE IN VARIABLE ANNUITY INSURANCE PRODUCTS ISSUED BY LIFE INSURANCE COMPANIES OR, IN SOME CASES, THROUGH PARTICIPATION IN CERTAIN QUALIFIED PENSION OR RETIREMENT PLANS. THEY ARE NOT OFFERED TO THE GENERAL PUBLIC DIRECTLY. IF YOU ELECTED CAPITAL PRESERVATION PLUS, YOUR ALLOCATION MUST BE COMPLETED ON THE SUPPLEMENTAL APPLICATION.



AIM VARIABLE INSURANCE FUNDS, INC.

          %   AIM V.I. Basic Value Fund: Series II
          %   AIM V.I. Capital Appreciation
              Fund: Series II
          %   AIM V.I. Capital Development
              Fund: Series II

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.
          %   AllianceBernstein Growth & Income Portfolio: Class B
          %   AllianceBernstein Small Cap
              Value Portfolio: Class B

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
          %   VP Income & Growth
              Fund: Class II
          %   VP International Fund:
              Class II
          %   VP Ultra Fund: Class II
          %   VP Value Fund: Class II

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
          %   VP Inflation Protection
              Fund: Class II

DREYFUS
          %   Dreyfus Stock Index Fund, Inc.:
              Service Shares

DREYFUS INVESTMENT PORTFOLIOS
          %   Small Cap Stock Index Portfolio:
              Service Shares

DREYFUS VARIABLE INVESTMENT FUND
          %   Appreciation Portfolio:
              Service Shares
          %   Developing Leaders Portfolio:
              Service Shares

FEDERATED INSURANCE SERIES
          %   Federated American Leaders
              Fund II: Service Shares
          %   Federated Capital Appreciation
              Fund II: Service Shares
          %   Federated Quality Bond
              Fund II: Service Shares

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
          %   VIP Equity-Income Portfolio:
              Service Class 2
          %   VIP Growth Portfolio: Service
              Class 2
          %   VIP Overseas Portfolio: Service
              Class 2

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
          %   VIP II Contrafund(R)Portfolio:  Service Class 2
          %   VIP II Investment Grade Bond
              Portfolio: Service Class 2


FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
          %   VIP III Mid Cap Portfolio: Service Class 2
          %   VIP III Value Strategies
              Portfolio: Service Class 2



FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST
          %   Franklin Rising Dividends
              Securities Fund: Class 2
          %   Franklin Small Cap Value
              Securities Fund: Class 2
          %   Templeton Foreign Securities
              Fund: Class 2
GARTMORE VARIABLE INSURANCE TRUST (GVIT)
          %   Comstock GVIT Value Fund:
              Class II
          %   Dreyfus GVIT International Value Fund: Class II
    ------
          %   Dreyfus GVIT Mid Cap Index Fund:
                Class I
          %   Federated GVIT High Income Bond
              Fund: Class I
          %   GVIT Emerging Markets Fund:
              Class II
          %   GVIT Global Financial Services Fund:
               Class II
          %   GVIT Global Health Sciences Fund:
               Class II
          %   GVIT Global Technology and
              Communications Fund: Class II
          %   GVIT Global Utilities Fund:
              Class II
          %   GVIT Government Bond Fund:
               Class I
          %   GVIT Mid Cap Growth Fund: Class II
    ------
          %   GVIT Money Market Fund: Class I
    ------
          %   GVIT Nationwide(R)Fund: Class II
    ------
          %   GVIT Small Cap Growth Fund:
    ------
              Class II
          %   GVIT Small Cap Value Fund:
              Class II
          %   GVIT Small Company Fund:
              Class II
          %   GVIT U.S. Growth Leaders Fund:
    ------
              Class II
          %   Van Kampen GVIT Multi Sector
              Bond Fund: Class I

GARTMORE GVIT INVESTOR DESTINATIONS
          %   Gartmore GVIT Investor
              Dest. Conservative Fund
          %   Gartmore GVIT Investor
              Dest. Moderately Conservative
              Fund
          %   Gartmore GVIT Investor
              Dest. Moderate Fund
          %   Gartmore GVIT Investor
              Dest. Moderately
              Aggressive Fund
          %   Gartmore GVIT Investor
              Dest. Aggressive Fund

JANUS ASPEN SERIES
          %   Balanced Portfolio: Service Shares
          %   Capital Appreciation Portfolio:
              Service Shares
          %   International Growth Portfolio:
              Service Shares
          %   Risk-Managed Large Cap Core Portfolio: Service Shares

MFS(R) VARIABLE INSURANCE TRUST
          %   MFS Investors Growth Stock
              Series: Service Class
          %   MFS Value Series: Service
              Class

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
          %   AMT Fasciano Portfolio: Class S
          %   AMT Limited Maturity Bond
              Portfolio: Class I
          %   AMT Mid Cap Growth Portfolio:
              Class S
          %   AMT Socially Responsible Trust
              Portfolio: Class S

OPPENHEIMER VARIABLE ACCOUNT FUNDS
          %   Capital Appreciation Fund/VA:
              Service Class
          %   Global Securities Fund/VA:
              Service Class
          %   High Income Fund/VA: Service Class
          %   Main Street(R) Fund/VA: Service Class
          %   Main Street(R) Small Cap Fund/VA:
              Service Class

PUTNAM VARIABLE TRUST
          %   Growth & Income Fund: Class  IB
    ------
          %   International Equity Fund: Class  IB
    ------
          %   Voyager Fund: Class  IB
    ------
VAN KAMPEN
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
          %   Core Plus Fixed Income Portfolio: Class II
          %   Emerging Markets Debt
              Portfolio: Class II
          %   U.S. Real Estate Portfolio: Class II

SG ASSET MANAGEMENT SERIES FUNDS, INC.
          %   Principal Protection Fund II***
***Each series of this fund is a limited time offering so initial or subsequent Purchase Payments allocated to this fund will be placed in the current available series. If no series is available, then amounts will be allocated to a money market Sub-Account.

NATIONWIDE LIFE INS. CO.
          %   Fixed Account

MVA/GUAR. TERM OPTION (GTO)
(NOT AVAILABLE IN MD OR WA.)
          %   1 Year
          %   3 Year
          %   5 Year
          %   7 Year
          %  10 Year
$1,000 minimum for each MVA/GTO option.

APO-5415

NOTICE TO AZ RESIDENTS ONLY: Upon written request, the Company agrees to provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity Contract to the Contract Owner. To be sure that the Contract Owner is satisfied with this Contract, the Contract Owner has the right to examine the Contract. Within ten days of the day the Contract is received by the Contract Owner, it may be returned to the Home Office of the Company or the agent through whom it was purchased. When the Contract is received at the Home Office, the Company will void the Contract as though it had never been in force and the Contract Value will be refunded in full. The Company reserves the right to allocate any Purchase Payments received during the Right to Examine period to a money market fund. When the Right to Examine period has expired, the Contract Value will be allocated to the underlying fund options specified by the Contract Owner.

NOTICE TO FL, MN, ND, SC, SD, TX, AND VT RESIDENTS ONLY: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Term Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

NOTICE TO AR, CO, KY, LA, ME, NM, OH AND TN RESIDENTS ONLY: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

NOTICE TO DC RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

NOTICE TO MN RESIDENTS ONLY: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

NOTICE TO FL RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTICE TO WA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

NOTICE TO OK RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

---------------------------------------------- ---------------------------------
CONTRACT OWNER SIGNATURES
 Yes  No         Do you have existing life insurance or annuity contracts?
 Yes  No         Will the applied for Contract replace any existing life
                 insurance or annuity contracts?

Please send me a copy of the Statement of Additional Information to the Prospectus.

CONTRACT OWNER'S E-MAIL ADDRESS
                               -------------------------------------------------

STATE IN WHICH APPLICATION WAS SIGNED
                                       -----------------------------------
                                                     State

DATE
      -------------------------------------

THE CONTRACT PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I UNDERSTAND THE PURPOSE AND INTENT OF THIS CONTRACT IS TO OFFER BENEFITS TO SINGLE INDIVIDUALS AND THEIR BENEFICIARIES. I HEREBY ACKNOWLEDGE THAT THIS CONTRACT WILL NOT BE USED WITH OTHER CONTRACTS ISSUED BY NATIONWIDE TO COVER A SINGLE LIFE WITH MORE THAN $1 MILLION IN PREMIUM WITHOUT PERMISSION FROM NATIONWIDE, AND THAT I DO NOT REPRESENT A CORPORATE ENTITY OR INSTITUTIONAL INVESTOR. I DO NOT INTEND TO ASSIGN ANY BENEFITS UNDER THIS CONTRACT TO A CORPORATE ENTITY OR INSTITUTIONAL INVESTOR.

To the best of my knowledge and belief, I hereby represent my answers to the above questions to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract. I ALSO UNDERSTAND THAT THE GUARANTEED TERM OPTIONS OF THE MULTIPLE MATURITY ACCOUNT THAT HAVE NOT MATURED (REACHED THE MATURITY DATE) MAY BE SUBJECT TO AN AUTOMATIC MARKET VALUE ADJUSTMENT JUST PRIOR TO ANNUITIZATION. (GTOS ARE NOT AVAILABLE IN MD AND WA.)

CONTRACT OWNER
             ---------------------------------------
                        Signature

JOINT OWNER
            ----------------------------------------
                        Signature


----------------------------------------------------------------------- --------
REGISTERED REPRESENTATIVE INFORMATION
-----------------------------------------------------------------------

 Yes    No     Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE
                         -------------------------------------------------------
                                         Signature
Florida License Identification #:
(Florida Agents only)
                       ---------------------------------------------------------
NAME
       -------------------------------------------------------------------------
                                        (Please Print)
REGISTERED REPRESENTATIVE SS#
                             ---------------------------------------------------
FIRM NAME
                ----------------------------------------------------------------
PHONE (           )

                -----------------------------------------
ADDRESS
                ----------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------